Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 3, 2015

Select Income REIT

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Re:

Select Income REIT: Offering of $350,000,000 aggregate principal amount of 2.85% Senior Notes due 2018, $400,000,000 aggregate principal amount of 3.60% Senior Notes due 2020, $300,000,000 aggregate principal amount of 4.15% Senior Notes due 2022 and $400,000,000 aggregate principal amount of 4.50% Senior Notes due 2025

Ladies and Gentlemen:

We have acted as special counsel to Select Income REIT, a Maryland real estate investment trust (the “Company”), in connection with the public offering of $350,000,000 aggregate principal amount of the Company’s 2.85% Senior Notes due 2018, $400,000,000 aggregate principal amount of the Company’s 3.60% Senior Notes due 2020, $300,000,000 aggregate principal amount of the Company’s 4.15% Senior Notes due 2022 and $400,000,000 aggregate principal amount of the Company’s 4.50% Senior Notes due 2025 (collectively, the “Securities”) to be issued under the Indenture, dated as of February 3, 2015 (the “Base Indenture”), between the Company and U.S. Bank, National Association, as trustee (the “Trustee”) as supplemented by the First Supplemental Indenture, dated as of February 3, 2015 (the “First Supplemental Indenture,” and the Base Indenture, as so supplemented, the “Indenture”), between the Company and the Trustee.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)        the registration statement on Form S-3 (File No. 333-200620) of the Company relating to the Securities and other securities of the Company filed on November 26, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities

Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations, under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)        the prospectus, dated November 26, 2014 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)        the prospectus supplement, dated January 29, 2015 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)       the pricing term sheet, dated January 29, 2015, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 433(d)(5)(iii) of the Rules and Regulations;

(e)        an executed copy of the Underwriting Agreement, dated January 29, 2015 (the “Underwriting Agreement”), among the Company, Citigroup Global Markets Inc., Jefferies LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities;

(f)        executed copies of the Base Indenture and the First Supplemental Indenture; and

(g)        the global certificates evidencing the Securities (the “Note Certificates”) in the respective forms delivered by the Company to the Trustee for authentication and delivery.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

As used herein, “Transaction Agreements” means the Indenture and the Note Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)        the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)        we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)        except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)       we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations; and

(e)        to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.  In addition, we call to your attention that such section 5-1401 references Section 1-105 of the Uniform Commercial Code; however, effective December 17, 2014, Article 1 of the Uniform Commercial Code was amended such that the substance of what was covered by Section 1-105 of the Uniform Commercial Code is now covered by Section 1-301 of the Uniform Commercial Code but conforming changes to section 5-1401 were not made at that time to reference Section 1-301 of the Uniform Commercial Code.  Accordingly,  we do not express any opinion as to the effect of such amendment to Article 1 of the New York Uniform Commercial Code on such section 5-1401 or on any opinion stated herein that relates to the enforceability of the choice of New York law contained in any Transaction Agreement.

In addition, in rendering the foregoing opinions we have assumed that:

(a)        the Company (i) is duly formed and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its formation and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its formation in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)        the Company has the trust power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c)        each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite trust action on the part of the Company;

(d)       neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities: (i) conflicts or will conflict with the Declaration of Trust or the Bylaws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)        neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP